Exhibit 24(e)

October 8, 2008

Mr. W. Paul Bowers The Southern Company 30 Ivan Allen Jr. Blvd, NW Atlanta, GA 30308	Mr. Wayne Boston Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd, NW Atlanta, GA 30308

Dear Sirs:

Mississippi Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and (2) the Company’s Quarterly Reports on Form 10-Q during 2009.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of said Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary exhibits or schedules thereto.

Yours very truly, MISSISSIPPI POWER COMPANY By /s/Anthony J. Topazi Anthony J. Topazi President and Chief Executive Officer

/s/Roy Anderson, III Roy Anderson, III	/s/Philip J. Terrell Philip J. Terrell
/s/Tommy E. Dulaney Tommy E. Dulaney	/s/Anthony J. Topazi Anthony J. Topazi
/s/Aubrey B. Patterson, Jr. Aubrey B. Patterson, Jr.	/s/Frances V. Turnage Frances V. Turnage
/s/Christine L. Pickering Christine L. Pickering	/s/Cindy F. Shaw Cindy F. Shaw
/s/Martha D. Saunders Martha D. Saunders	/s/Vicki L. Pierce Vicki L. Pierce
/s/George A. Schloegel George A. Schloegel

Extract from minutes of meeting of the board of directors of Mississippi Power Company.

- - - - - - - - - -

RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2008, and its 2009 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to W. Paul Bowers and Wayne Boston.

- - - - - - - - - -

The undersigned officer of Mississippi Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Mississippi Power Company, duly held on October 8, 2008, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 25, 2009	MISSISSIPPI POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary